Exhibit 99.1

OMNIQ SECURES CONTRACT FOR A MAJOR U.S. OWNED RESTAURANT CHAIN FOR OMNIQ’S FINTECH-BASED SELF-ORDERING PLATFORM

●	All the branches will have full OMNIQ equipment.

●	Project includes a new Kitchen Display System and Kiosks.

●	Planning to expand to 4 More Branches this year.

SALT LAKE CITY, March 18, 2024, (GLOBE NEWSWIRE) – OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or “the Company”), a leader in cutting-edge technological solutions and equipment for the hospitality industry, is thrilled to announce a landmark contract with a renowned American hamburger chain. This collaboration marks a significant milestone as the company ventures into the Israeli market, with its first branch now open in Tel Aviv.

The contract signifies the beginning of a strategic partnership, with plans to equip four more branches within Israel by the end of this year. This endeavor not only underscores OMNIQ’s pivotal role in enhancing the dining experience but also its commitment to innovation and quality.

Under this agreement, OMNIQ will furnish the restaurant’s Israeli branches with full OMNIQ equipment, integrating state-of-the-art computer systems designed for the Kitchen Display System (KDS). This technology streamlines kitchen operations, ensuring orders are prepared efficiently and accurately, enhancing customer satisfaction.

Additionally, OMNIQ will introduce new, special Fintech self-order compact kiosks to these Israeli outlets. These kiosks are designed to optimize the ordering process, allowing customers to place orders conveniently, thus reducing wait times and improving the overall dining experience.

“We are honored to partner with them as they expand into the Israeli market,” said Shai Lustgarten, CEO, OMNIQ. “This partnership aligns with our mission to deliver innovative solutions that drive efficiency and enhance the customer experience. We are excited to see how our technology will support their growth and success in Israel.”

The restaurant’s decision to collaborate with OMNIQ illustrates a shared commitment to enhancing the dining experience through technology. It signifies a mutual recognition of the potential to set new standards in the industry and contribute to the evolution of global dining practices.

About OMNIQ Corp.

OMNIQ Corp. specializes in cutting-edge computerized and machine vision image processing technologies, underpinned by its proprietary and patented artificial intelligence developments. The company offers a comprehensive suite of services including advanced data collection systems, as well as real-time surveillance and monitoring solutions for a variety of industries such as supply chain management, homeland security, public safety, and traffic and parking management. OMNIQ Corp.’s solutions are meticulously crafted to enhance security and efficiency in the movement of people, assets, and data within critical infrastructures like airports, warehouses, and borders.

OMNIQ Corp. caters to a diverse client base, including governmental bodies and prominent Fortune 500 companies across sectors—ranging from manufacturing and retail to healthcare, distribution, transportation, logistics, and the food and beverage industry, along with the oil, gas, and chemical industries. Organizations leveraging OMNIQ Corp.’s advanced technologies gain superior control over their operational complexities, thereby achieving greater operational efficacy.

The company is actively working in industries that are quickly growing, such as the Global Safe City market expected to reach $67.1 billion by 2028, the smart parking sector forecasted to grow to $16.4 billion by 2030, and the fast-casual restaurant industry, projected to expand to $209 billion by 2027. These engagements underscore OMNIQ Corp.’s strategic commitment to industries increasingly reliant on advanced AI technology solutions.

For more information, please visit www.OMNIQ.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, particularly under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements outline anticipated future events, economic conditions, and financial results, relying on current expectations and forecasts rather than historical realities.

Forward-looking statements, identifiable by words such as “anticipate,” “expect,” “may,” “believe,” and similar terms, are not assurances of future performance but reflections of management’s present views on potential future events. These predictions are subject to various risks and uncertainties that could cause a significant deviation in actual outcomes from those suggested or implied. Key factors include changes in product demand, the rollout of new products, the maintenance of key business and strategic partnerships, competitive challenges, market growth, financial stability, debt handling, and the successful integration of acquisitions.

This release’s specific forward-looking statements include projections about financial maneuvers, revenue enhancement, and operational betterment. For a comprehensive analysis of risks and uncertainties that might impact OMNIQ Corp.’s projected achievements, refer to our latest submissions to the Securities and Exchange Commission at https://www.sec.gov. OMNIQ Corp. reserves the right to update these forward-looking statements as necessitated by law.

Contact Info:

IR@OMNIQ.com